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                                                                   EXHIBIT 10.13




                                [LOGO] ALLERGAN


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                                      1996

                             MANAGEMENT BONUS PLAN

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                                  JANUARY 1996























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1                                                         CORPORATE COMPENSATION


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PURPOSE OF THE PLAN

The Allergan, Inc. Management Bonus Plan (the "Plan") is designed to reward eligible management-level employees for their contributions to providing Allergan's shareholders increased value for their investment through the successful accomplishment of specific Company-wide financial objectives and individual performance objectives.

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PLAN YEAR

The Plan year for U.S. operations runs from January 1, 1996, through December 31, 1996. For international operations, the Plan year is December 1, 1995 through November 30, 1996.

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ELIGIBILITY

All regular, full-time employees in salary grades 7E and above who are not covered by any other bonus or sales incentive plan are eligible to participate in the Plan. U.S. participants must have been employed on or before June 30, 1996; international participants must have been hired on or before May 31, 1996. Participants must be actively employed by Allergan on the date bonuses are paid in order to be eligible to receive a bonus. Participants who resign or are terminated for reasons other than those noted below will receive no bonus.

Bonuses, if any, for participants who become eligible after the beginning of the plan year, retire (defined as age 55 or over with at least 5 years of service), become disabled, die or transfer into a position covered by another incentive plan will be pro-rated. Bonuses, if any, for participants who are laid-off will be prorated provided the participant was eligible for at least six months of the Plan year. All proration will be based on the number of months of participation in the Plan during the Plan year.

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PERFORMANCE OBJECTIVES

TARGET SETTING--The Plan's financial targets are set based on 100% achievement of Allergan's operating plan. These bonus targets represent a reasonable stretch from the prior year's results and are developed with the condition that incremental shareholder value is created. The threshold and maximum points around the Plan's targets represent minimum acceptable performance and superior performance relative to both internal and external measures.

Bonuses for Plan participants are based on both organization performance and individual performance in relation to pre-established objectives, as follows:

ORGANIZATION OBJECTIVES--Organization performance is measured in terms of Allergan, Inc.'s increase in shareholder value, as shown by achievement of financial objectives relating to the following measures:

 .   Cash Flow Return On Investment (CFROI) is defined as follows:

                           CASH FLOW FROM OPERATIONS
           (NET INCOME PLUS DEPRECIATION, PLUS OR MINUS CHANGES IN
                               WORKING CAPITAL)
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                             GROSS CASH INVESTMENT
     (TOTAL ASSETS PLUS ACCUMULATED DEPRECIATION, MINUS CASH AND NON-DEBT
                             CURRENT LIABILITIES)

 .   Sales Growth is defined as the incremental increase in sales over the previous year, expressed as a percentage.

 .   Earnings per share (EPS) is defined as net earnings divided by the weighted average number of common and common equivalent shares.

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2                                                         CORPORATE COMPENSATION




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INDIVIDUAL OBJECTIVES--MBOs are prepared by each participant and his or her supervisor at the beginning of the Plan year and may be modified throughout the year as necessary. Objectives should reflect major results and accomplishments to be achieved in order to meet short- and long-term business goals which contribute to increased shareholder value. MBOs are expressed as specific, quantifiable measures of performance in relation to key operating decisions for the participant's business unit, such as managing inventory levels, receivables, expenses, or payables; increasing sales; eliminating unnecessary capital expenditures, etc.

At the end of the Plan year, the supervisor evaluates the participant's performance in relation to his or her objectives in order to determine the size of the bonus award, if any. A more detailed description of how the award is calculated is provided under "Individual Bonus Award Calculation."

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BONUS POOL CALCULATION

Bonuses are funded when the Company achieves threshold levels of performance in relation to the measures of CFROI, sales growth, and EPS.

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PERFORMANCE MATRIX AWARD

SEE ATTACHMENT A

The level of bonus funding is first determined by using the CFROI and sales growth performance matrix. For example, if year-end CFROI reaches the target performance level and sales growth hits the maximum, the matrix award is 130%. The next step is to calculate EPS and compare it to the targeted EPS. If EPS is at target or above, there is no effect on the matrix award percentage or the bonus pool. If EPS is below target, the matrix award and bonus pool are reduced until the targeted EPS is reached. Continuing the example, if EPS is $.01 less than the [see Attachment A] target, the amount representing $.01 per share is calculated and the bonus pool is reduced by that amount.

If actual results fall below threshold for CFROI and sales growth or if EPS is so far below the targeted level that the bonus pool is depleted, bonuses are not funded. If actual results fall between the performance levels shown above, bonuses will be pro-rated accordingly. At the end of the year, the Chairman, President, and Chief Executive Officer of Allergan, Inc. may recommend adjustments to bonus funding levels to the Organization and Compensation Committee after consideration of key operating results.

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INDIVIDUAL BONUS AWARD CALCULATION

Target bonus awards are expressed as a percentage of the participant's year-end base salary. For U.S. participants, year-end is December 31, 1996; for international participants, year-end is November 30, 1996. The target percentages vary by salary grade (see addendum). If a participant changes grades during the plan year, his or her bonus will be prorated to reflect the amount of time in each grade, the participant's salary at the time of grade change and at year-end, and the bonus percentage relating to each grade.

A participant's actual bonus award may vary above or below the targeted level based on the supervisor's evaluation of his or her performance in relation to the predetermined MBOs. The bonus can be modified between 0%-150% of the targeted bonus. However, the total of all bonus awards given within each business unit must total no more than 100% of the total bonus pool dollars allocated to that business unit.

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DISCRETIONARY FUNDING FEATURE

If Company performance does not reach threshold levels, a discretionary bonus pool will be funded, up to 30% of the target bonus pool. If this occurs, the 150% MBO modifier maximum will be eliminated. The requirement to not exceed the bonus pool dollars for each business unit remains in effect.


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3                                                         CORPORATE COMPENSATION



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METHOD OF PAYMENT

Cash awards are paid following the review and authorization of bonuses by the Board of Directors, usually in late February following the close of the Plan year. Bonuses will be paid within 30 days following management communication of the award, through the participant's normal payroll channel.

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CHANGE-IN-CONTROL

If a change-in-control occurs after the close of the Plan year but prior to payment and Company performance supports bonus pool funding, participants will be eligible for a bonus based on performance in relation to predetermined objectives.

If the change-in-control occurs during the Plan year and Company performance supports bonus pool funding, participants will be eligible for a bonus based on performance in relation to predetermined objectives and prorated to reflect the number of months prior to the change in control.

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CONFIDENTIALITY

This plan document contains confidential, non-public information about Allergan's Management Bonus Plan. The information, particularly EPS target, is intended solely for Allergan's management and is not to be disclosed to persons outside of Allergan or to non-management personnel who don't have a need to know.

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GENERAL

Management reserves the right to define organizational performance and individual performance and to review, alter, amend, or terminate the Plan at any time. This Plan does not constitute a contract of employment and cannot be relied upon as such. Any questions regarding this Plan should be directed to the Human Resources department or the Director, Compensation. This Management Bonus Plan document supersedes any previous document you may have received.















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4                                                         CORPORATE COMPENSATION


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                                   ADDENDUM
                               [LOGO] ALLERGAN

                          1996 MANAGEMENT BONUS PLAN
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                                TARGET AWARDS

                SALARY GRADE                      TARGET BONUS*
                     7E                                10%

                     8E                                15%

                     9E                                20%

                     10E                               25%

                     11E                               30%

                     12E                               35%

                     13E                               40%

                     14E                               50%

                     15E                               50%

       Executive Vice President, Chief                 55%
              Operating Officer

       Chairman, President, and Chief                  60%
              Executive Officer





March 22, 1996                         *As a percentage of year-end base salary.